Exhibit 3.2


DEAN HELLER
Secretary of State                Certificate of Correction
202 N. Carson St.                 (Pursuant to NRS 78.0295 and
Carson City, NV 89701              80.007)


                            Certificate of Correction
                   Pursuant to NRS 78, 80, 81, 82, 86, 88, 88A & 89)

1.  The name of the corporation for which correction is being made:

    American Thorium, Inc.

2.  Description of the original document for which correction is being made:
    Certificate of Amendment

3.  Filing date of the original document:  June 19, 2003

4.  Description of the inaccuracy or defect.

    Inadvertently filed Certificate of Amendment on wrong form (NRS 78,380 - Before Issuance of Stock)

5.  Correction of the inaccuracy or defect.

    Certificate of Amendment needs to be filed on form NRS 78.390 - (After Issuance of Stock).


6.  Signature:
 /s/Bobbi Heywood                    Treasurer           July 7, 2003
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Signature of Corporate